Exhibit 10(x)

                 DEFERRED COMPENSATION AGREEMENT


          This AGREEMENT, made as of the 21st day of April, 1994, between WOLVERINE WORLD WIDE, INC. (hereinafter called the
"Company"), and Charles F. Morgo (hereinafter called the
"Employee");


                      W I T N E S S E T H :


          WHEREAS, Employee is employed by the Company in a position of trust and confidence resulting in the acquisition of peculiar and confidential knowledge of the Company's business such as trade secrets, operational methods, the names of its customers and suppliers, and other equally important and confidential information, which both parties acknowledge to be of present and future business and financial importance to the Company and which should be prevented from becoming the information of or subject to use by competitive interests; and


          WHEREAS, the Company is desirous of instituting a security program to assist in providing Employee with family benefits in the event of his premature death and a program for continuing compensation on a deferred basis and as a supplemental pension for Employee after his retirement as an inducement for Employee to remain with the Company and devote his highest skill and energy to the discharge of his employment duties, but neither party wishes to be committed by this Agreement to an employment relationship for any fixed interval;


          NOW, THEREFORE, the parties hereto, each in consideration of the promises of the other hereinafter contained, agree as follows:


     1.   Confidentiality and Relationship.

          (a) Employee agrees to refrain from divulging any information of a confidential nature including, but not restricted to, trade secrets, operational methods, the names of the Company's customers and suppliers and the relations of the Company with such customers and suppliers, or other confidential information; and to refrain from using or permitting the use of such information or confidences by any interests competitive with the Company, irrespective of whether or not Employee is then employed by the Company, and to refrain from inducing, and from causing inducements to be made to, the Company's employees to terminate employment with the Company or undertake employment with its competitors. The obligations herein assumed by Employee shall endure whether or not the remaining promises by either party hereunder remain to be performed or shall be only partially performed.

          (b) This Agreement does not constitute a contract on the part of the Company to employ Employee until age 65 or to continue his employment for any given period of time, either fixed or contingent. Moreover, Employee does not by this writing agree to continue in the employment of the Company for any specified interval of time. The employment relationship, therefore, shall continue for so long as, but only for so long as, such employment is mutually satisfactory to both parties.
The Company does not promise that Employee's employment will be continued for such interval as to enable Employee to obtain all or any part of the benefits under this Agreement.


     2. Payments Upon and During Retirement. If at the Employee's retirement he shall have faithfully performed all covenants to be performed by him, including those specified in the Employment Agreement of even date herewith between the Company and the Employee ("Employment Agreement"), upon the retirement of the Employee from the employ of the Company on January 1, 1997 in accordance with the terms of the Employment Agreement, the Company shall pay to him from its general assets a deferred compensation retirement payment at the rate of Fifty Thousand Dollars ($50,000.00) per annum, in substantially equal consecutive monthly installments commencing on the date the Employee attains the age of 60 years (or on such later date as Employee retires), and on the same day of each month thereafter for 180 months. If after retirement under this paragraph the Employee shall die prior to the payment of the last monthly installment as provided above, the Company shall continue to make payments of the remaining monthly installments as they become due, pursuant to the provisions of Paragraph 4 hereof.


     3. Death or Disability Before Retirement. If the Employee shall die or become disabled while in the employ of the Company prior to his retirement and he shall have faithfully performed all covenants to be performed by him, including those specified in the Employment Agreement, the Company shall pay from its general assets, to the beneficiary identified pursuant to the provisions of Paragraph 4 hereof, at the rate per annum of Fifty Thousand Dollars ($50,000.00) in substantially equal consecutive monthly installments for 180 months, the first installment being due and payable on the 10th day after death or disability and subsequent installments being payable on the same day of each month thereafter. If the conditions for such payments are

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satisfied, the initial payments aggregating Five Thousand Dollars
($5,000) are intended to qualify for exclusion from gross income of the beneficiaries or the estate of the Employee under Section 101(b) of the Internal Revenue Code, as presently or hereafter amended, or as the benefits of such section of the Code (irrespective of subsequent designation) may be substantially afforded.


     4. Death After Retirement or Cessation of Employment. If the Employee shall die after becoming eligible for a benefit under Paragraph 2, and after retirement or other cessation of employment, but prior to receiving the last monthly installment as provided under Paragraph 2 hereof, the remaining monthly installments payable under Paragraph 2 hereof shall be paid as they become due to the person or persons whom the Employee shall have last designated in a writing filed with the Treasurer of the Company and in form accepted by such Treasurer. The Employee's Last Will shall not be sufficient to designate a beneficiary hereunder. The Employee shall have the right to change or amend such designations from time to time by a writing similarly filed and in form accepted by such Treasurer. If the Employee shall fail to make such designations prior to the time a monthly installment shall become so payable, such installment and all remaining monthly installments shall be paid, as they become due, to the duly appointed executor, administrator, or other personal representative of the estate of the Employee.


     5. Limitations on Death Payments. Notwithstanding anything herein to the contrary, if within 1 year of the date Employee first entered into a Deferred Compensation Agreement with the Company, the Employee should die by suicide, whether while sane or insane, no payments shall be thereafter made by the Company. In addition, should the Company in its discretion determine to carry insurance on the Employee's life to fund in whole or in part its obligations hereunder, and if the Employee dies or becomes totally disabled within 2 years of the date Employee first entered into a Deferred Compensation Agreement with the Company, under circumstances resulting in a successful disclaimer of liability by the insurance company due to statements made, or omissions by, the Employee at the time of obtaining such insurance, then no payments will be due hereunder from the Company and its obligations hereunder shall cease.


     6.   Accelerated Vesting after Change in Control.

          (a) Subject to the limitations of Paragraph 6(c) hereof, but notwithstanding any other provision of this Agreement, including, without limitation, the age and service vesting


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requirements of Paragraph 2 hereof, the Employee's right to the deferred compensation retirement payment described in Paragraph 2 (without any reduction for early payment) shall become 100 percent vested upon the termination of the Employee's employment under the circumstances described in Paragraph 7 hereof within the 5 years immediately following the occurrence of any Change in Control (as defined in Paragraph 6(b) hereof). Upon any such qualifying termination of employment, the Company shall pay to the Employee, within 30 days of such termination, the sum of (i) the present value of the benefit to which the Employee would be entitled under Paragraph 2 hereof if the Employee retired at age 65 (without any reduction described therein for early payment); plus (ii) an amount equal to 25 percent of such present value. Payment shall be made, to the extent possible, by distribution of any insurance policy or policies purchased by the Company in connection with this Agreement, valued for distribution purposes at their cash surrender value. Any remaining balance of the distribution sum shall be paid in cash.

          (b) For purposes of this Agreement, a "Change in Control" shall mean a Change in Control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then-outstanding securities; or (ii) during any period of 2 consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

          (c) In the event that any payment or benefit received or to be received by Employee in connection with the termination of his employment (whether payable pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company or any corporation ("Affiliate") affiliated with the Company within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") (collectively with the payments under this Paragraph 6, "Total Payments") would not be deductible (in whole or in part) by the Company or an Affiliate as a result of Section 280G of the Code



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(after taking into account any reduction of any portion of the
Total Payments pursuant to the terms of the appropriate governing instrument), the payments to be made under this Paragraph 6 shall be reduced until no portion of the Total Payments is not deductible as a result of Section 280G of the Code, or the payments under this Paragraph 6 are reduced to zero. For purposes of this limitation, (i) no portion of the Total Payments the receipt or enjoyment of which Employee shall have effectively waived in writing prior to the date of payment of the payments to be made under this Paragraph 6 shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company's independent auditors and acceptable to Employee does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code; (iii) the payments to be made under this Paragraph 6 shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clause (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code, in the opinion of the tax counsel referred to in clause
(ii); and (iv) the value of any noncash benefit or any deferred cash payment included in the total Payments shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

     7. Qualification for Accelerated Vesting. If a Change in Control of the Company shall have occurred, the Employee shall be entitled to the accelerated vesting and benefits provided in Paragraph 6 hereof upon the subsequent termination of the Employee's employment within the 5 years immediately following such Change in Control, unless such termination is (a) because of the Employee's death or Retirement; (b) by the Company for Cause or Disability; or (c) by the Employee other than for Good Reason (as such capitalized terms are defined in this Paragraph 6).

          (a)  Disability; Retirement.

          (i) The Employee's employment shall be deemed to have been terminated by the Company due to Disability if, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from the Employee's duties with the Company on a full-time basis for 6 consecutive months, and within 30 days after written notice of termination in given, the Employee shall not have returned to the full-time performance of the Employee's duties.

          (ii) Termination by the Company or the Employee of the Employee's employment based on "Retirement" shall mean termination in accordance with any retirement arrangement established with the Employee's consent with respect to the Employee.


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     (b)  Cause.  For the purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder upon (i) the willful and continued failure by the Employee to substantially perform the Employee's duties with the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness, or any such actual or anticipated failure resulting from the Employee's termination for Good Reason), after a demand for substantial performance is delivered to the Employee by the Board which specifically identifies the manner in which the Board believes that the Employee has not substantially performed the Employee's duties; or (ii) the willful engaging by the Employee in gross misconduct materially and demonstrably injurious to the Company. For purposes of this paragraph, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), finding that, in the good-faith opinion of the Board, the Employee was guilty of conduct set forth above in clause (i) or (ii) of the first sentence of this paragraph and specifying the particulars thereof in detail.

     (c)  Good Reason.  For purposes of this Agreement, "Good
Reason" shall mean the occurrence of any of the following within the 5-year period immediately after a Change in Control without the Employee's express written consent:

     (i) the assignment to the Employee of any duties inconsistent with the Employee's status as a senior executive officer of the Company or a substantial alteration in the nature or status of the Employee's responsibilities from those in effect immediately prior to a Change in Control of the Company;

     (ii) a reduction by the Company in the Employee's annual base salary as in effect on the date hereof or as the same may be increased from time to time; or the failure by the Company to increase such base salary during the calendar year in which a Change in Control has occurred and each calendar year thereafter by an amount which at least equals, on a percentage basis, the mean average percentage increase in base salary for all officers of the Company during the 2 full calendar years immediately preceding a Change in Control of the Company (the "Annual Salary


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Adjustment"), except for across-the-board salary reductions, freezes, or reduced increases similarly affecting all executives of any person in control of the Company;

     (iii) a failure by the Company to continue the Company's Executive Incentive Bonus Plan as the same may be modified from time to time but substantially in the form presently in effect (the "Plan"), or a failure by the Company to continue the Employee as a participant in the Plan on at least the present basis or to pay the Employee any annual installment of a previous award under the Plan or any Deferred Distribution (as defined in the Plan) awarded under the Plan;

     (iv) the relocation of the Company's principal executive offices to a location outside Rockford, Michigan, or the Company's requiring the Employee to be based anywhere other than the Employee's current location without the Employee's consent except for required travel on the Company's business to an extent substantially consistent with the Employee's present business travel obligations, or, in the event the Employee consents to any such relocation of the Company's principal executive offices, the failure by the Company to pay (or reimburse the Employee for) all reasonable moving expenses incurred by the Employee relating to a change of the Employee's principal residence in connection with such relocation and to indemnify the Employee against any loss (defined as the difference between the actual sale price of such residence and the higher of (A) the Employee's aggregate investment in such residence or (B) the fair market value of such residence as determined by a real estate appraiser designated by the Employee and reasonably satisfactory to the Company) realized in the sale of the Employee's principal residence in connection with any such change of residence;

     (v) the failure by the Company to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any benefit or compensation plan (including but not limited to the Company's 1988 Stock Option Plan and Deferred Compensation Plan), pension, life insurance, medical, health, and accident or disability plan in which the Employee is participating at the time of a Change in Control of the Company, the taking of any action by the Company which would adversely affect the Employee's participation in or materially reduce the Employee's benefits under any of such plans or deprive the Employee of any material fringe benefit enjoyed by the Employee at the time of the Change in Control of the Company, or the failure by the Company to provide the Employee with the number of paid vacation days to which the Employee is then entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof; or




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     (vi) any purported termination of the Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of subparagraph (d) below (and, if applicable, subparagraph (b) above); and for the purposes of this Agreement, no such purported termination shall be effective. The Employee's right to terminate the Employee's employment pursuant to this subparagraph (c) shall not be affected by the Employee's incapacity due to physical or mental illness.

     (d) Notice of Termination. Any purported termination by the Company or by the Employee pursuant to subparagraph (c) above shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

     (e)  Date of Termination.  "Date of Termination" shall mean
(i) if this Agreement is terminated for Disability, 30 days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of the Employee's duties on a full-time basis during such 30-day period); and (ii) if the Employee's employment is terminated pursuant to subparagraph (b) or (c) above, or for any other reason, the date specified in the Notice of Termination (which in the case of a termination pursuant to subparagraph (b) above shall not be more than 30 days, and in the case of a termination pursuant to subparagraph
(c) above shall not be more than 60 days, from the date such Notice of Termination is given); provided that if within 30 days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order, or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and, provided further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.


     8. Nonassignability. Except as permitted by this Agreement, no rights of any kind under this Agreement shall be transferable or assignable by the Employee, any designated beneficiary, or any other person, or be subject to alienation, encumbrance, garnishment, attachment, execution, or levy of any kind, voluntary or involuntary.


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     9.   Interpretation by Board of Directors.  All questions of
interpretation, construction, or application arising under this Agreement (except any such questions arising after a Change in Control, as defined in Paragraph 6(b) hereof) shall be decided by the Board of Directors of the Company, whose decision shall be final and conclusive upon all persons.


     10. Unsecured Obligation. The undertakings of the Company hereunder constitute merely the unsecured promise of the Company to make the payments as provided for herein from its general assets. Nothing contained in this Agreement shall be construed to require the Company to hold any property in trust for the Employee, any designated beneficiary, or any other person, and neither the Employee nor any designated beneficiary, nor any other person shall have by reason of this Agreement, any rights, title, or interest of any kind in or to any property or insurance which the Company may elect in its exclusive discretion to carry (or to discontinue from carrying) from time to time. Notwithstanding the foregoing, if the Company shall, in its sole discretion, establish a benefit trust which is subject to the claims of existing and future general creditors of the Company, payments of the Company's obligations hereunder may be made from such trust, but the Company shall remain liable to the extent payments are not so made.


     11. Noncompetition. Notwithstanding any other provision of this Agreement Employee shall not be entitled to and the Company shall not be obligated for any payments hereunder and his beneficiary or estate shall not be entitled to any death benefits hereunder if at any time subsequent to the execution of this Agreement and prior to the due date of any such installment, the Employee has acquired 5 percent or more of the voting stock of or interest in a competing business or has been employed as a director, officer, employee, consultant, adviser, partner, or owner of a competing business. A competing business shall be any business which is substantially similar to the whole or any part of the business conducted by the Company.


     12. Discharge for Misconduct. Prior to any Change in Control (as defined in Paragraph 6(b) hereof) but notwithstanding any other provision of this Agreement, the Employee shall not be entitled to any payments under this Agreement if he shall at any time be discharged by the Company for dishonesty or commission of a misdemeanor or felony injurious to the Company, or for any action inimical and injurious to the interests of the Company.





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     13.  Amendment.  This Agreement may be amended from time to time by a written document signed by both parties hereto.

     14. Termination of Agreement by Company. This Agreement may be terminated by the Company at any time prior to the Employee's retirement or death, provided the Company simultaneously terminates all similar supplemental deferred compensation agreements with other employees similarly situated. In the event this Agreement is so terminated, neither the Employee nor any designated beneficiary or any other person shall have any rights, interest, or cause of action hereunder unless:
(i) at the date of termination the Employee shall have met the age and service requirements of Paragraph 2 for eligibility to receive deferred compensation retirement payments, in which event the Company's obligations hereunder shall continue in accordance with the terms hereof to the extent of the Employee's accrued vested benefit as of the date the Agreement is terminated; or
(ii) at the date of termination the Employee (or his beneficiary) has already begun receiving benefits under Paragraph 2, 3, or 4, in which case such benefits will continue based upon Employee's age and service (where applicable) as of the date the Agreement is terminated. Any such termination shall be upon at least 90 days' notice to the Employee. Notwithstanding the foregoing, after the occurrence of any Change in Control (as defined in Paragraph 6(b) hereof) this Agreement cannot be amended or terminated by the Company without the written consent of the Employee.


     15. Subsidiary or Related Companies. For purposes of this Deferred Compensation Agreement, the term "Company" shall include and encompass any subsidiary or related company (i.e., in which Wolverine owns or controls 50 percent or more of the outstanding capital stock or equity interest) of Wolverine World Wide, Inc.


     16.  Benefit Inures to Heirs, Successors, or Assigns.
Except as above otherwise expressly stated, this Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors, or assigns.













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          IN WITNESS WHEREOF, the parties hereto have hereunto
set their hands and seals on the date hereinabove first mentioned.

                              WOLVERINE WORLD WIDE, INC.


                              By s/ Geoffrey B. Bloom

                              Its Chief Executive Officer

                                                  "Company"


                              s/ Charles F. Morgo
                                        Charles F. Morgo

                                                  "Employee"



































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